UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (856) 346-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 14, 2014, American Water Capital Corp. (“AWCC”), a wholly-owned subsidiary of American Water Works Company, Inc. (“AWWC”), sold $300 million aggregate principal amount of its 3.400% Senior Notes due 2025 (“3.400% Notes”) and an additional $200 million aggregate principal amount of its 4.300% Senior Notes due 2042 (“4.300% Notes,” together, the “Notes”) pursuant to an Underwriting Agreement dated August 11, 2014, between AWCC, AWWC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, RBS Securities, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein. The Notes have the benefit of a support agreement from AWWC (the “Support Agreement”). The Notes and the Support Agreement were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-181155 and 333-181155-01. This Current Report on Form 8-K is being filed to report, as exhibits, certain documents executed in connection with the sale of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

*1	Underwriting Agreement, dated August 11, 2014, among AWCC, AWWC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, RBS Securities, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

*4.1	Officers’ Certificate of AWCC, dated August 14, 2014, establishing the terms of the 3.400% Notes.

4.2	Officers’ Certificate of AWCC, dated December 17, 2012, establishing the terms of the 4.300% Notes (incorporated by reference to Exhibit 4.1 to Form 8-K filed December 17, 2012, File No. 001-34028).

*4.3	Officers’ Certificate of AWCC, dated August 14, 2014, authorizing a further issuance of the 4.300% Notes.

*5	Opinion and consent of Morgan, Lewis & Bockius LLP.

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: August 14, 2014	By:	/s/ Linda G. Sullivan
Linda G. Sullivan
Senior Vice President and Chief Financial Officer